Exhibit 99.2

EXECUTION COPY

Financing Agreement

Financing Agreement dated July 24, 2008 by and between WorldSpace, Inc., a Delaware Corporation with its principal offices at 8515 Georgia Avenue, Silver Springs, Maryland 20910 (“Issuer” or “Borrower”) and Yenura Pte. Limited, a Singapore corporation with its principal offices at 7 Temasek Boulevard, #21-02 Suntec Tower One, Singapore 038987 (“Purchaser” or “Lender”).

Whereas, Borrower is seeking to obtain new financing for, inter alia, repayment of existing obligations and working capital and,

Whereas, Lender is willing to make available financing under certain terms and conditions,

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency of which is acknowledged by each party, the parties hereto, intending to be legally bound, hereby agree to the following terms and conditions:

Parties	WorldSpace, Inc., a Delaware corporation (“Issuer” or “Borrower”) and Yenura Pte. Ltd., a Singapore company (“Purchaser” or “Lender”.

Available Financing

Lender hereby agrees to make available financing to Borrower in the aggregate principal amount of US$20 MM (the “Financing”).

Any and all draws on the Financing shall be at Borrower’s sole discretion.

Lender shall make the funds available to Borrower immediately).

Upon any drawdown under the Financing the Issuer will issue a Subordinated Convertible Note (“Subordinated Convertible Note”) to Lender in the principal amount of the drawdown.

Term of Subordinated Convertible Notes	The maturity date of each Subordinated Convertible Note issued in respect of the Financing shall be five (5) years from the date the first Subordinated Convertible Note under the Financing is issued.

Interest / Late Charges

The interest rate for the Subordinated Convertible Notes shall be 8.0% per annum accruing from date of issuance. The default rate shall be 10.0% per annum.

Interest payment dates: Payments shall be made annually, in arrears with the first payment due August 1, 2009.

Subordination of the Subordinated Convertible Notes

The right or obligation of the Issuer to pay any cash upon any redemption under the terms of the Subordinated Convertible Notes is subject to the prior rights of the holders of the Secured Notes (as defined below).

The Subordinated Convertible Notes will each contain an explicit covenant prohibiting Issuer from making any payment of premium or principal on the Subordinated Convertible Note until at least ninety-one (91) days after the final maturity of each of the Secured Notes. The “Secured Notes” are defined as (i) Issuer’s Bridge Notes dated as of June 1, 2007, as amended on June 13, 2008 and (ii) Issuer’s Second Amended and Restated Convertible Notes dated as of June 13, 2008 (“Investor Convertible Notes”).

Form of Payment	Form of interest payment: The Issuer shall pay interest in the form of additional principal amount (i.e. Accreted Interest) such that the principal amount of the Subordinated Notes will be increased for subsequent interest accrual periods by an amount that reflects the accretion of the unpaid interest at an annual rate equal to the interest rate then in effect calculated on an annual basis, from, and including, the first day of the relevant interest accrual period to, but excluding, the subsequent interest payment date.

Conversion Price	The Conversion Price for the Subordinated Convertible Notes issued in respect of the July funding shall be equal to the then applicable “Market Price” as defined in the Investor Convertible Notes. The conversion price shall be adjusted for stock splits, reverse stock splits and similar corporate events affecting all of the outstanding shares of the Issuer’s Class A Common Stock proportionately and for certain issuances of Issuer securities at below then applicable Market Prices.

Conversion of Subordinated Convertible Notes	The Subordinated Convertible Notes may not be converted before the earliest to occur of: (x) January 15, 2009, (y) the first public announcement of a potential “Change of Control” of the Issuer, or (z) an “Event of Default” as each term is defined therein.

Warrant Coverage	In consideration for Lender’s agreement to the Financing provided for herein and under the attached Financing Note, Borrower hereby issues to Lender 4,800,000 warrants (the “Warrants”) to purchase Class A Common Stock of the Borrower at a market strike price of US$2.00 per share (the “Warrant Price”) (or the next higher price as may be necessary in order to prevent the Warrants from being treated as a “Dilutive Issuance”, as such term is defined in the Investor Convertible Notes and the terms of the warrants granted to the holders of the Secured Notes on June 13, 2008). The terms of the Warrant include: (i) no exercise until the earliest to occur of: (x) January 15, 2009, (y) the first public announcement of a potential “Change of Control” of the Issuer, or (z) an “Event of Default” as each such term is defined therein and (ii) an adjustment to the exercise price of the Warrants for stock splits, reverse stock splits and similar corporate events affecting all of the outstanding shares of the Issuer’s Class A Common Stock proportionately and for certain issuances of Issuer securities at below market price. Once exercisable, the Warrants may be exercised for a five (5) year period measured from the date of issuance.

Listing Market Shareholder Approval Requirement

Pursuant to NASDAQ market requirements, this transaction shall be submitted to the shareholders of Borrower/Issuer for approval as soon as practicable, but no later than September 12, 2008.

Lender and its affiliates shall abstain from voting on the matter when presented to the shareholders of Borrower.

Security Interest in Borrowers Assets	The Parties recognize that so long as the Secured Notes remain outstanding, Borrower may not offer security in its assets to another party. However, once the obligations represented by the Secured Notes are extinguished, Borrower agrees to grant Lender a first priority security interest in all of its assets. Borrower agrees not to offer any other party a first priority security interest in any of its assets until it has offered such an interest to Lender.

Ranking	The Subordinated Convertible Notes will be subordinated to all existing “Senior Indebtedness” of the Issuer (as such term is defined in the Secured Notes).

Pass-Through Dividends for Convertible Notes	The Issuer will be required to pay in respect of the Subordinated Convertible Notes concurrently with the payment thereof to the holders of common stock, all cash dividends or distributions paid or payable on the common stock on an as converted basis.

Voting Rights	The Subordinated Convertible Notes will not have any voting rights in respect of the shares underlying the Subordinated Convertible Notes, unless and until the notes are converted.

Registration Rights

The Issuer will agree to file and use its commercially reasonable best efforts to cause to be declared effective a shelf resale registration statement under the Securities Act to cover common stock issued upon (i) exercise of the Warrants or (ii) conversion of the Subordinated Convertible Notes which may be issued, including Subordinated Convertible Notes representing additional principal resulting from accreted interest, such registration statement to be filed within 90 days after the date the instruments first become exercisable or convertible. The use of such resale registration statement shall be subject to customary “blackout” periods and other customary terms and conditions. The Issuer will use its commercially reasonable best efforts to maintain the effectiveness of such shelf registration statement until the Conversion Shares have been sold or all such remaining shares may be resold pursuant to Rule 144 in a single calendar quarter.

No person holding any Subordinated Convertible Note, or Warrant (together, the “Securities”) may privately resell any such Securities or any of the shares of Class A Common Stock which may be received upon any exercise or conversion of any such Securities, except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and based upon an opinion of counsel, acceptable to the Issuer.

Transfer Restrictions	The Securities (and the Class A Common Stock issuable upon exercise of the Warrants or conversion of any Subordinated Convertible Notes that may be issued hereunder) have not been registered under the Securities Act of 1933 or under any state securities laws. The Issuer is offering these instruments only to accredited investors in reliance on Section 4(2) under the Securities Act and outside the United States in compliance with Regulation S of the Securities Act.

Amendments	The terms of this agreement may only be amended pursuant to a written instrument executed by each of the parties hereto.

Specific Performance	The parties hereto, intending to be bound by the terms and conditions of this Financing Agreement, hereby agree that Issuer shall be entitled to seek specific performance of Lender’s obligations hereunder, in addition to (and not in substitution for) any remedy Issuer may have at law in the event of any default or failure by Lender to perform its obligations under the Financing Agreement or the Financing Note.

Governing Law	This agreement shall be governed by the laws of the State of New York, as applicable to contracts executed and performed entirely within the State of New York.

This Financing Agreement may be executed in two or more counterparts, which when so executed and delivered shall together constitute one and the same instrument.

AGREED AND ACKNOWLEDGED

ON THIS 24th DAY OF JULY 2008:

WORLDSPACE, INC.

By:	/s/ Sridhar Ganesan
Name:	Sridhar Ganesan
Title:	Executive Vice President & Chief Financial Officer

YENURA PTE. LTD.

By:	/s/ Noah A. Samara
Name:	Noah A. Samara
Title:	Managing Director

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